Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1

(Form Type)

Viking Holdings Ltd

(Exact Name of Registrant as Specified in its Memorandum of Association)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, par value $0.01 per share	Rule 457(a)	12,697,916	$24.00	$304,749,984.00(3)	0.00014760	$44,981.10

Total Offering Amounts						$304,749,984.00		$44,981.10

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$44,981.10(4)

(1)

Represents only the 12,697,916 additional ordinary shares, par value $0.01 per share, being registered pursuant to this registration statement, which includes 1,656,248 ordinary shares that may be sold as part of the underwriters’ option to purchase additional ordinary shares from the selling shareholders. Does not include the securities that the registrant previously registered on the Registration Statement on Form F-1 (File No. 333-278515), as amended (the “Earlier Registration Statement”).

(2)	Based on the public offering price.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)

The registrant previously registered securities on the Earlier Registration Statement having a proposed maximum aggregate offering price of $1,523,750,000.00. The Earlier Registration Statement was declared effective by the Securities and Exchange Commission on April 30, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24.00 is hereby registered, which includes ordinary shares issuable upon the exercise of the underwriters’ option to purchase additional ordinary shares from the selling shareholders.